EXHIBIT 16.1

January 6, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of ID Global Solutions Corporation’s (the “Company”) Form 8-K dated January 6, 2016, and are in agreement with the statements relating only to Anton & Chia, LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

/s/ Anton & Chia, LLP

Gregory Anton Wahl, CPA

Firm Founder and Managing Partner